UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2013

First Data Corporation

 (Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Senior Notes due 2021

Overview

On February 13, 2013, the registrant, First Data Corporation (the “Company”) issued $785.0 million aggregate principal amount of 11.25% Senior Notes due 2021 (the “Notes”), which mature on January 15, 2021, pursuant to an indenture, dated as of February 13, 2013, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

Interest on the Notes will be payable in cash on May 15 and November 15 of each year, commencing on November 15, 2013.  Interest on the Notes will accrue from February 13, 2013.

On February 13, 2013, the net proceeds of the issuance of the Notes were used to (1) repurchase $414.2 million of the Company’s $748.4 million aggregate principal amount of 10.55% PIK Senior Unsecured Notes due 2015 (the “2015 Notes”) tendered pursuant to a tender offer launched by the Company on January 30, 2013 (the “Tender Offer”) and (2) pay related fees and expenses, including premiums.  The Company has opted to use the remaining proceeds of the issuance of the Notes to (1) repurchase any 2015 Notes tendered prior to the expiration of the Tender Offer at 12:00 midnight, New York City time, on February 27, 2013 and (2) optionally redeem on March 1, 2013 the amount of 2015 Notes that remain outstanding after the completion of the Tender Offer.

The following is a brief description of the terms of the Notes and the Indenture.

Notes and the Indenture

Ranking

The Notes and the related guarantees are the Company’s and the guarantors’ unsecured senior obligations. Accordingly, they:

•                  rank senior in right of payment to any existing and future subordinated indebtedness, including the Company’s existing senior subordinated notes;

•                  rank equally in right of payment to any existing and future senior indebtedness;

•                  are effectively junior to all of the Company’s existing and future secured indebtedness, including indebtedness under the Company’s senior secured credit facilities, existing senior secured notes, existing senior secured second lien notes and any capital leases to the extent of the collateral securing such indebtedness; and

•                  are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its subsidiary guarantors).

Guarantees

The Notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the senior secured credit facilities.

Optional Redemption

Prior to January 15, 2016, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium plus accrued and unpaid interest and additional interest, if any, to the date of redemption, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after January 15, 2016, the Company may redeem the Notes, in whole or in part, at the redemption prices listed in the Indenture, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date.

In addition, until January 15, 2016, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes at 111.25% with the net cash proceeds of one or more equity offerings.

Covenants

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•                  incur additional debt or issue certain preferred shares;

•                  pay dividends on or make distributions in respect of the capital stock or make other restricted payments;

•                  make certain investments;

•                  sell certain assets;

•                  create liens on certain assets to secure debt;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•                  enter into certain transactions with affiliates; and

•                  designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal, premium, if any, interest, including additional interest, if any, and any other monetary obligations on all the then outstanding Notes to become or to be declared due and payable immediately.

The foregoing description of the Indenture is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto.

Registration Rights Agreement

On February 13, 2013, the Company, the guarantors of the Notes and the initial purchasers entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Company and the guarantors of the Notes have agreed that they will (1) file a registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a senior basis, with terms substantially identical in all material respects to the Notes and (2) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Company and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If Company and the guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year over the applicable interest rate listed in the Indenture. If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

If the Company must pay additional interest, it will pay it to the noteholders in cash on the same dates that the Company makes other interest payments on the Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto.

February 2013 Joinder Agreement with Respect to Credit Agreement

On February 13, 2013, the Company entered into a February 2013 Joinder Agreement (the “Joinder Agreement”), relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012 and as modified as of September 27, 2012, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Joinder Agreement, the Company incurred an aggregate principal amount of $258 million in new term loans maturing on September 24, 2018 (the “New 2018B Term Loans”).  The interest rate applicable to the New 2018B Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in U.S dollars plus 500 basis points or (b) a base rate plus 400 basis points.  The Company used the net cash proceeds from the incurrence of the New 2018B Term Loans to repay all of its outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

The foregoing description of the Joinder Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is filed as Exhibit 4.3 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
Exhibit 4.1	Indenture, dated as of February 13, 2013, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of February 13, 2013, by and among the Company, the guarantors named therein and the several initial purchasers with respect to the Notes.

Exhibit 4.3

February 2013 Joinder Agreement, dated as of February 13, 2013, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Exhibit B - Marked Pages of the Conformed Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation
Date: February 13, 2013
	By:	/s/ Stanley J. Andersen
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary